BOARD OF ADVISORS CONSULTING AGREEMENT

THIS BOARD OF ADVISORS AGREEMENT ("Agreement") is effective July 19th, 2007 between **FOX PETROLEUM INC.**, a corporation with offices at 64 Knightsbridge, London SW1X 7JF, England (the "Company") and **BLACK GOLD CONSULTING INC.** with an address at 9 Kirkstyle, Dollar Clackmannanshire, FK14 7AH, Scotland (the "Advisor").

NOW THEREFORE THIS AGREEMENT WITNESSES as follows:

1.1 Appointment of Advisor. The Company hereby agrees to retain the Advisor to supply the consulting services of its employee, William MacNee (hereinafter referred to as "Advisor's Nominee") to the Company's Board of Advisors (the "Board of Advisors"). The Advisor Nominee will advise the Company from time to time on issues as requested by the Company. The Advisor will ensure that the Advisor Nominee makes himself reasonably available at the Company's request, to attend meetings or for conversations to discuss the business of the Company. The Advisor may not change or substitute the services of the above named Advisor Nominee without the prior consent of the Company.

1.2 Restricted Shares. As compensation for providing such consulting services to the Company pursuant to this Agreement, the Company agrees to grant 50,000 restricted shares of the Company's common stock (the "Shares") to the Advisor, or such other person or entity as the Advisor may direct, at the end of each completed year of the services. The number of Shares granted pursuant to this Agreement will be pro rated if the services are provided for part of a full year during the term of this Agreement.

1.3 Advisor's Acknowledgements. The Advisor acknowledges that the Shares will not be registered under the laws of any country, including the United States *Securities Act* of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, except in accordance with the provisions of Regulation S under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and only in accordance with all applicable securities laws. "United States" and "U.S. Person" are as defined by Regulation S under the 1933 Act.

1.4 Questionnaire and Undertaking and Direction. If the Advisor is a US person (as that term is defined in Regulation S of the 1933 Act), the Advisor must complete, sign and return to the Company an Accredited Investor Questionnaire in the form attached as Exhibit A (the "Questionnaire"). The Advisor will, regardless of whether the Advisor is a US person or not, complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by the regulatory authorities, stock exchanges and applicable law.

1.5 Expenses. In addition to the Shares granted pursuant to this Agreement, the Company will reimburse the Advisor expenses incurred directly or indirectly by the Advisor Nominee in carrying out the consulting services pursuant to this Agreement. The Advisor will ensure that it or the Advisor Nominee obtains the Company's prior approval for such expenses before they are incurred.

1.6 Termination. This Agreement will continue in force and effect until July 19th, 2007, and may be automatically renewed from year thereafter unless terminated by either party upon 30 days written notice delivered to the other party.

1.7 Maintenance of Confidential Information. The Advisor acknowledges that in the course of its appointment hereunder the Advisor and the Advisor Nominee may have access to the Company's confidential information ("Confidential Information"). The Advisor acknowledges that Confidential

Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Advisor covenants and agrees that during the term of this Agreement and thereafter until such time as all the Confidential Information becomes publicly known and/or made generally available through no action or inaction of the Advisor, the Advisor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party. The Advisor shall ensure that the Advisor Nominee is informed of and complies with the obligations in this Section 1.7 and the Advisor shall be liable for any breaches by William MacNee for any breaches of Section 1.7.

1.8 Entire Agreement. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

1.9 Laws. Any dispute arising out of the interpretation of this Agreement will be interpreted in accordance with the Laws of England. The parties agree that any disputes arising over this Agreement will be brought and determined by the courts located in London, England.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

FOX PETROLEUM INC.

Per: [signature] - R. Craven - Director.
Authorized Signatory

EXECUTED in the presence of:

[signature]
Signature of Witness

IAN SPOWART
Print Name of Witness

Address of Witness
34 HAMPTON RD, DONCASTER
S. YORKSHIRE.
Occupation of Witness

[signature]

(name, printed) WILLIAM MACNEE
Authorized signatory, Black Gold Consulting Inc.